Table

of Contents
Coronado Global Resources Inc.

Form 10-Q June 30, 2024

1
EXHIBIT 15.1
ACKNOWLEDGMENT OF ERNST & YOUNG,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To

the Stockholders and Board of Directors of Coronado Global

Resources Inc.
We

are

aware

of

the

incorporation

by

reference

in

the

following

Registration

Statements

(including

all
amendments thereto):

1.

Registration Statement (Form S-3 No. 333-239730) of

Coronado Global Resources Inc.;
2.

Registration Statement

(Form S-8

No. 333-236597)

pertaining to

the Coronado

Global Resources

Inc.
2018 Equity Incentive Plan and the Coronado Global Resources Inc. 2018 Non-Executive Director Plan;

3.

Registration Statement

(Form S-8

No. 333-249566)

pertaining to

the Coronado

Global Resources

Inc.
2018 Equity Incentive Plan; and

4.

Registration Statement

(Form S-8

No. 333-275748)

pertaining to

the Coronado

Global Resources

Inc.
Employee Stock Purchase Plan
of our

review

report

dated

August

5,

2024, relating

to

the

unaudited condensed

consolidated

interim

financial
statements of Coronado Global Resources Inc. that are included in its Form 10-Q for the quarter ended

June 30,
2024.

/s/ Ernst & Young
Brisbane, Australia
August 5, 2024